UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2011

ORSUS XELENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33456	20-1198142
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

29TH Floor, Tower B, Chaowai MEN Office Building
26 Chaowai Street, Chaoyang Disc.
Beijing, People’s Republic of China 100020
(Address of Principal Executive Office) (Zip Code)

86-10-85653777
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 14, 2011, Orsus Xelent Technologies, Inc. (the “Company”) received the final determination of the NYSE Amex Listing Qualifications Panel (the “Panel”) following the October 3, 2011 oral hearing before the Panel. The Panel affirmed the Exchange Staff’s earlier determination to delist the Company’s securities from the Exchange due to the Company’s inability to remain in compliance with certain of the Exchange’s continued listing requirements because it was financially impaired. The Company is entitled to request that the full Committee on Securities review the Panel’s determination within 15 days of the receipt of such determination. The Company will not request such review. Accordingly, the delisting is expected to become effective at the open of the market on Friday, October 21, 2011.

Although the Company’s provides no assurance to this effect, the Company currently anticipates that, following the removal from the NYSE Amex, its securities may be quoted in the National Daily Quotation Sheets, commonly referred to as the “pink sheets”. The Company is contemplating, through a market maker, getting its securities quoted on the OTC Bulletin Board (the “OTC-BB”). However, the Company cannot give any assurance that there will be any market maker for the Company’s securities to be quoted on the OTC-BB or that such securities will be traded on any market.

The Company will continue to file periodic reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORSUS XELENT TECHNOLOGIES, INC.

By:	/s/ Hua Chen
Name:	Hua Chen
Title:	Chief Financial Officer

Date:  October 21, 2011